UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

SCOPUS BIOPHARMA INC.

(Name of Registrant as Specified In Its Charter)

DR. MORRIS C. LASTER

CHEN LASTER

GABRIELLA LASTER

SARA LASTER
MORDECHAI SAAR HACHAM

JOSHUA LEVINE

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DR. MORRIS C. LASTER

CHEN LASTER

GABRIELLA LASTER

SARA LASTER

January 5, 2022

Dear Fellow Scopus BioPharma Inc. Stockholder,

Dr. Morris C. Laster, Chen Laster, Gabriella Laster and Sara Laster (collectively, the “Stockholder Group,” “we” or “us”), write to you regarding the final certified results of the Annual Meeting of Stockholders (the “Annual Meeting”) of Scopus BioPharma Inc. (“Scopus” or the “Company”) that took place on December 20, 2021.

On January 5, 2022, First Coast Results, Inc. (“First Coast Results”), the independent inspector of elections appointed by the Company for the Annual Meeting, certified that the Stockholder Group’s director nominees, Mordechai Saar “Moti” Hacham and Joshua Levine, had received the most number of votes for election as directors to the Company’s Board of Directors (the “Board”), consistent with the preliminary election results as disclosed in the Company’s filing on Form 8-K dated December 27, 2021. As reported in the final certified report of First Coast Results, Messrs. Hacham and Levine received 8,276,505 and 8,276,338 “FOR” votes, respectively, while the Company’s director nominees, Raphael (Rafi) Hofstein and David S. Battleman, received 7,031,321 and 7,031,640 “FOR” votes, respectively. Accordingly, stockholders of the Company have elected Messrs. Hacham and Levine as Class A directors on the Board, to serve until the 2024 Annual Meeting of Stockholders or until successors have been duly elected and qualified. Furthermore, stockholders of the Company voted “AGAINST” ratifying the appointment of Citrin Cooperman & Company, LLP as the Company’s independent registered public accounting firm for the 2021 fiscal year.

We urge the Company to respect the votes of its stockholders and the results of the Annual Meeting as certified by First Coast Results.

Thank you for your support.

Sincerely,

/s/ Dr. Morris C. Laster
Dr. Morris C. Laster

/s/ Chen Laster
Chen Laster

/s/ Gabriella Laster
Gabriella Laster

/s/ Sara Laster
Sara Laster